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Exhibit 10.6

        Swiss Re

ADDENDUM NO. 2

to the

CASUALTY EXCESS OF LOSS
REINSURANCE AGREEMENT
NO. POR327454
(hereinafter referred to as the "Agreement")

between

SAFETY INSURANCE COMPANY
SAFETY INDEMNITY INSURANCE COMPANY
Boston, Massachusetts
(hereinafter referred to as the "Company")

and

SWISS REINSURANCE AMERICA CORPORATION
Armonk, New York
(hereinafter referred to as the "Reinsurer")

I.
It is understood and agreed that effective as of inception, January 1, 2006, Paragraph B. of Article IV Limit and Retention is deleted.

II.
It is further understood and agreed that as respects policies in force at 12:01 a.m., Eastern Standard Time, January 1,2007, and new and renewal policies becoming effective on and after said date, Paragraph A. of Article XI—Reinsurance Premium is revised to read:

A.
The Company shall pay to the Reinsurer a premium for the reinsurance provided hereunder a rate of .11%. Such rate shall be applied to the Company's Subject Earned Premium for the quarterly period being reported.

        ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

        IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed in duplicate, by their duly authorized representatives as of the following dates:

In Boston, MA, this 25 day of September, 2007.

ATTEST:	Safety Insurance Company Safety Indemnity Insurance Company
/s/ GLENN HILTPOLD, FCAS	/s/ EDWARD N. PATRICK, JR.
Glenn Hiltpold, FCAS Name	Edward N. Patrick, Jr. Name
Director of Actuarial Services Title	VP Title

And in Armonk, New York, this 18th day of September , 2007.

ATTEST:	SWISS REINSURANCE AMERICA CORPORATION
/s/ JEFFREY ISAACSON	/s/ MATTHEW FAY
Jeffrey Isaacson Name	Matthew Fay Name
Vice President Title	Senior Vice President Title

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  Exhibit 10.6